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                                  Exhibit 24(i)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 33-31587 and No. 33-31588) of REXX Environmental Corporation (formerly Oak Hill Sportswear Corporation) of our report dated March 26, 1999 appearing on page 20 of this Form 10-K.





PricewaterhouseCoopers LLP

New York, New York
March 26, 1999